UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 1, 2011, United States Army Contracting Command, or AMCOM, awarded AeroVironment, Inc. a $39,267,040 indefinite delivery/indefinite quantity (ID/IQ) contract for technology development and integration of small organic precision munitions.  This Small Business Innovative Research (SBIR) Phase III contract is an extension of SBIR Phase I and SBIR Phase II contracts previously awarded to AeroVironment, Inc.

This five-year contract will be funded under cost-plus-fixed-fee and cost-reimbursable arrangements.  The initial order under the contract provides for technical and engineering support and is fully funded for $114,627.

The foregoing description of this contract does not purport to be complete and is qualified in its entirety by reference to the complete text of such contract, which will be filed as an exhibit to AeroVironment, Inc.’s Annual Report on Form 10-K for the fiscal ending April 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: March 7, 2011	By:	/s/ Timothy E. Conver
Timothy E. Conver
Chairman, President and Chief Executive Officer